EXHIBIT 32

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Aztar Corporation (the "Company") for the quarterly period ended September 29, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Robert M. Haddock, as Chief Executive Officer of the Company, and Neil A. Ciarfalia, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
ROBERT M. HADDOCK
Name:	Robert M. Haddock
Title:	Chairman of the Board, President and Chief Executive Officer
Date:	October 31, 2005

NEIL A. CIARFALIA
Name:	Neil A. Ciarfalia
Title:	Chief Financial Officer, Vice President and Treasurer
Date:	October 31, 2005

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Aztar Corporation and will be retained by Aztar Corporation and furnished to the Securities and Exchange Commission or its staff upon request.